Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information and to the use of our report dated January 20, 1999 in Post-Effective Amendment Number 18 to the Registration Statement (Form N-1A No. 33-52149) and the related Annual Reports for the period ended November 30, 1998 and Prospectuses dated March 30, 1999 of Federated Asia Pacific Growth Fund, Federated Emerging Markets Fund, Federated European Growth Fund, Federated International Growth Fund, Federated International High Income Fund, Federated International Small Company Fund, Federated Latin American Growth Fund, Federated World Utility Fund, Federated Global Equity Income Fund, and Federated Global Financial Services Fund, each a portfolio of World Investment Series, Inc.


                                                     /s/ERNST & YOUNG LLP

Ernst & Young LLP
Boston, Massachusetts
March 30, 1999